EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                  Dated:  August 8, 2003





                                        ARTISAN INVESTMENT CORPORATION
                                          for itself and as general partner of
                                          ARTISAN PARTNERS LIMITED
                                          PARTNERSHIP


                                        By: /s/ Janet D. Olsen
                                             ---------------------------
                                               Janet D. Olsen
                                               Vice President


                                        ANDREW A. ZIEGLER

                                        Andrew A. Ziegler*
                                        --------------------------------

                                        *By: /s/ Janet D. Olsen
                                             ---------------------------
                                                 Janet D. Olsen
                                                 Vice President


                                        CARLENE MURPHY ZIEGLER

                                        Carlene Murphy Ziegler*
                                        --------------------------------

                                        *By: /s/ Janet D. Olsen
                                             ---------------------------
                                                 Janet D. Olsen
                                                 Attorney-in-Fact